As filed with the Securities and Exchange Commission on January 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BOXLIGHT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	36-4794936
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

BOXLIGHT CORPORATION

2750 Premiere Parkway, Suite 900

Duluth, Georgia 30097

Phone: (678) 367-0809

(Address, including zip code and telephone number,

including area code, of registrant’s principal executive offices)

Dale W. Strang

Chief Executive Officer

Boxlight Corporation

2750 Premiere Parkway, Suite 900

Duluth, Georgia 30097

Phone: (678) 367-0809

(Name including zip code and telephone number,

including area code, of agent for service)

With copy to:

David M. Eaton, Esq.

Justin B. Heineman, Esq.

Kilpatrick Townsend & Stockton LLP

1100 Peachtree St. NE, 2800

Atlanta, GA 30309

(404) 815-6500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT, WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information contained in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated January 24, 2025

PROSPECTUS

$50,000,000

Class A Common Stock

Class B Common

Preferred Stock

Warrants

Debt Securities

Units

We may offer and sell up to $50,000,000 in aggregate of the securities identified above from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. Such prospectus supplement may also add, update or change the information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” before you invest.

We may offer and sell these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to purchasers or through underwriters, dealers or agents. If underwriters, dealers or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

As of the date of this prospectus, the aggregate market value of our outstanding Class A common stock held by non-affiliates, or our public float, was approximately $15,432,246 which amount is based on 9,185,861 outstanding shares of Class A common stock held by non-affiliates and a per share price of  $1.68, the closing price of our Class A common stock January 6, 2025, which is the highest closing sale price of our Class A common stock on The Nasdaq Capital Market within the prior 60 days. Pursuant to General Instruction I.B.6 of Form S-3, so long as our public float remains below $75,000,000, in no event will we sell securities with a value of more than one-third of our public float in any 12-month period under the registration statement of which this prospectus is a part. We have not sold any securities pursuant to General Instruction I.B.6 to Form S-3 during the 12-calendar month period that ends on and includes the date of this prospectus.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “BOXL.” On January 23, 2025, the last reported sale price of our Class A common stock on the Nasdaq Capital Market was $1.00.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 6 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                    , 2025.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date. Information contained on our website is not a part of this prospectus.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we are registering the securities described in this prospectus with a total aggregate principal not to exceed $50,000,000. We may, from time to time, offer and sell such securities, or any combination of such securities, in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we offer or sell securities, we will provide you with a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add to, update, supplement or clarify information contained or incorporated by reference, as applicable, in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Unless the context requires otherwise or unless otherwise indicated, all references to “Boxlight,” “BOXL,” the “Company,” “we,” “us” or “our” refers to Boxlight Corporation.

You should rely only on the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it.

You should not assume that the information contained or incorporated by reference, as applicable, in this prospectus, any prospectus supplement, or other offering materials related to an offering of securities described in this prospectus is accurate as of any date other than the date of that document. Neither the delivery of this prospectus, any prospectus supplement or other offering materials related to an offering of securities described in this prospectus, nor any distribution of securities pursuant to this prospectus, any such prospectus supplement, or other offering materials shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference, as applicable, in this prospectus, any such prospectus supplement or other offering materials since the date of each such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus does not constitute, and any prospectus supplement or other offering materials related to an offering of securities described in this prospectus will not constitute, an offer to sell, or a solicitation of an offer to purchase, the offered securities in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation in such jurisdiction.

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THE COMPANY

We are a technology company that is seeking to become a world-wide leading innovator and integrator of interactive products and software for schools, education, business, and government interactive spaces. We currently design, produce and distribute interactive displays, collaboration software, supporting accessories and professional services. We also distribute science, technology, engineering, and math (or “STEM”) products, including a robotics and coding system, 3D printing solution and portable science lab. The Company’s products are integrated into its software suite that provides tools for presentation creation and delivery, assessment, and collaboration.

Our operations are organized, managed, and classified into three reportable segments – Europe, Middle East, and Africa (EMEA), North and Central America, and all other geographic regions. Our EMEA segment consists of the operations of Sahara Holding Limited and its subsidiaries. Our Americas segment consists primarily of the operations of Boxlight, Inc. and its subsidiaries, and the segment covering all other areas consists primarily of the operations of Boxlight Australia, PTY LTD.

Each of our operating segments are primarily engaged in the sale of education technology products and services in the education market but which are also sold into the health, government and corporate sectors and derive a majority of their revenues from the sale of flat-panel displays, audio and other hardware accessory products, software solutions and professional services. Generally, our displays produce higher net operating revenues but lower gross profit margins than our accessory solutions and professional services.

To date, we have generated substantially all of the Company’s revenue from the sale of hardware (primarily consisting of interactive displays and audio products) and software to the educational market in the United States and Europe.

We have also implemented a comprehensive plan to reach and maintain profitability both from our core business operations and as a result of making strategic business acquisitions. Highlights of the plan include:

•	Integrating products of the acquired companies and cross training sales representatives to increase their offerings and productivity;

•	Hiring new sales representatives with significant industry experience in their respective territories, and

•	Expanding our reseller partner network both in key territories and in new markets, thereby increasing our penetration and reach.

Nasdaq Notice of Potential Delisting if Company Does Not Satisfy Bid Price Rule by February 24, 2025

On February 28, 2024, we received a letter from The Nasdaq Stock Market LLC notifying us that, based upon the closing bid price of our Class A common stock for the previous 30 consecutive business days, we no longer met the requirements of Nasdaq Listing Rule 5550(a)(2), also known as the Bid Price Rule. The Bid Price Rule requires that companies listed on the Nasdaq Capital Market, as Boxlight is, maintain a minimum bid price per share of $1.00.

We subsequently notified Nasdaq of our intention to cure the deficiency during the extended compliance period—which ends on February 24, 2025—by effecting a reverse stock split, if necessary.

If we do not regain compliance with the Bid Price Rule by the end of the extended compliance period, it is expected that Nasdaq will provide written notification to us that our Class A common stock will be subject to delisting. There can be no assurance that we will regain compliance with the Bid Price Rule or that we will otherwise maintain compliance with any of the other listing requirements for The Nasdaq Capital Market. In the event our stock is delisted from Nasdaq, whether by choice or otherwise, the delisting of our Class A common stock could significantly impair our ability to raise capital and stockholder value. See “Risk Factors—We may not be able to maintain a listing of our Class A common stock on Nasdaq Capital Market, or Nasdaq”.

Going Concern

As of September 30, 2024, we owed $40.1 million to the lender under our credit agreement. As previously disclosed, we were not in compliance with the senior leverage ratio financial covenant under our credit agreement at December 31, 2023, June 30, 2024 and September 30, 2024, and we were not in compliance with the borrowing base covenant for the month ended October 31, 2024. Although, to date, we have been successful in obtaining waivers with respect to these matters and avoid defaults under the agreement, there can be no assurance that the lender will not declare an event of default and accelerate all of our obligations under the credit agreement in the event we are unable to get into full compliance with these covenants in the future.

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Because of the significant decreases in the required senior leverage ratio that have occurred within the past twelve months, our current forecast projects that we may not be able to maintain compliance with this ratio. These conditions raise substantial doubt about our ability to continue as a going concern within one year after the date that the financial statements are issued. See “Risk Factors—We have not complied with certain covenants, minimum liquidity and borrowing base requirements under the Credit Agreement and this could cause us to be unable to continue to operate as a going concern”.

Inability to Pay Redemption Price of Series B and C Preferred Stock

On September 25, 2020, the Company issued 1,586,620 shares of Series B Preferred Stock and 1,320,850 shares of Series C Preferred Stock. To the extent not previously converted into the Company’s Class A common stock, the outstanding shares of Series B Preferred Stock and Series C Preferred Stock are redeemable at the option of the holders at any time or from time to time commencing on January 1, 2024 and January 1, 2026, respectively, upon 30 days prior written notice from the holders, for a redemption price, payable in cash, of $10.00 per share being redeemed plus all accrued and unpaid dividends on such redeemed shares.

If the holders of Series B Preferred Stock were to give notice of redemption, there is no guarantee that the Company would be able to satisfy the redemption price. Nor can there be any guarantee that the Company would be able to satisfy the redemption price of the Series C Preferred Stock if the holders were to give notice of redemption after January 1, 2026. See “Risk Factors—If the holders of our Series B Preferred Stock were to redeem their shares, we may not be able to pay the redemption price.”

Summary Risk Factors

Some of the factors that could materially and adversely affect our business, financial condition, results of operations and cash flows include, but are not limited to, the following:

•	our ability to continue to operate as a going concern;

•	our ability to comply with certain covenants, minimum liquidity and borrowing base requirements under our existing credit agreement, or in the alternative, to continue to obtain forbearances or waivers from the lender thereunder;

•	our ability to pay the redemption price of our outstanding Series B Preferred Stock and Series C Preferred Stock in the event the holders thereof were to opt to cause the Company to redeem the Series B Preferred Stock or Series C Preferred Stock;

•	our indebtedness, a substantial amount of which is bearing interest at a variable rate;

•	our history of operating losses;

•	our ability to raise additional capital;

•	our ability to maintain a listing of our Class A common stock on Nasdaq Capital Market;

•	changes in the sales of our display products;

•	seasonal fluctuations in our business;

•	changes in our working capital requirements and cash flow fluctuations;

•	competition in our industry;

•	our ability to enhance our products and to develop, introduce and sell new technologies and products at competitive prices and in a timely manner;

•	our reliance on resellers and distributors to promote and sell our products;

•	the success of our strategy to increase sales in the business and government market;

•	changes in market saturation for our products;

•	challenges growing our sales in foreign markets;

•	our dependency on third-party suppliers;

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•	our reliance on highly skilled personnel;

•	our ability to enter into and maintain strategic alliances with third parties;

•	unfavorable global economic or political conditions, including the ongoing conflict between Russia and Ukraine, and Israel and Hamas;

•	war, terrorism, other acts of violence, or potential effects of future pandemics;

•	a breach in security of our electronic data or our information technology systems, including any cybersecurity attack;

•	our ability to keep pace with developments in technology;

•	changes in the spending policies or budget priorities for government funding of schools, colleges, universities, other education providers or government agencies;

•	consumer product and environmental laws;

•	risks inherently related to our foreign operations;

•	our compliance with the Foreign Corrupt Practices Act;

•	income taxation for our worldwide operations;

•	our ability to ship and transport components and final products efficiently and economically across long distances and borders;

•	compliance with export control laws;

•	fluctuations in foreign currencies;

•	unstable market and economic conditions and potential disruptions in the credit markets;

•	defects in our products and detection thereof;

•	patents or other intellectual property rights necessary to protect our proprietary technology and business;

•	assertions against us relating to intellectual property rights;

•	our ability to anticipate consumer preferences and successfully develop attractive products; and

•	our ability to develop, implement and maintain an effective system of internal control over financial reporting.

For additional discussion of risk factors that may affect our business, see “Risk Factors” on page 6 of this prospectus.

Corporate Information

We are a Nevada corporation. Our principal executive/administrative offices are located at 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097, and our telephone number is 678-367-0809. Our website address is https://www.boxlight.com. Information on or accessed through our website is not incorporated into this prospectus and is not a part of this prospectus.

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RISK FACTORS

An investment in our securities involves a number of risks. Before deciding to invest in our securities, you should carefully consider the risks described herein and discussed under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as any subsequently filed Quarterly Report on Form 10-Q, which reports incorporated by reference in this prospectus, together with the other information in this prospectus, and the information and documents incorporated by reference herein, as updated by our subsequent filings with the Securities and Exchange Commission, and the risk factors and other information contained in the any prospectus supplement and any free writing prospectus used in connection with any offering hereunder. Any of these risks could harm our business, financial condition, results of operations or cash flow. This could cause the trading price of our Class A common stock to decline or otherwise result in a loss of all or part of your investment. The risks described herein and in the documents referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business.

We may not be able to maintain a listing of our Class A common stock on Nasdaq.

Because our Class A common stock is listed on Nasdaq, we must meet certain financial and liquidity criteria to maintain such listing. On February 29, 2024, we received a letter from Nasdaq notifying us that based upon the closing bid price for the last 30 consecutive business days, we no longer met the Nasdaq Listing Rule 5550(a)(2), referred to as the Bid Price Rule. We were provided an initial period of 180 calendar days, or until August 26, 2024, to regain compliance with the Bid Price Rule. On August 27, 2024, Nasdaq advised us in writing that, while we had not regained compliance with the Bid Price Rule, we had been granted an additional 180 calendar day extension, or until February 24, 2025, to regain compliance with the Bid Price Rule. As of the date of this filing, we have not maintained a closing bid price over $1.00 for ten consecutive trading days and there can be no assurance that we will regain compliance with the Bid Price Rule prior to the end of the additional 180 calendar day period, or February 24, 2025 or that we will otherwise maintain compliance with any of the other Nasdaq listing requirements.

We will continue to actively monitor the closing bid price of our Class A common stock and will evaluate available options, including, without limitation, seeking to effect a reverse stock split, in order to resolve the deficiency and regain compliance with the Bid Price Rule. If we fail to regain compliance, or otherwise violate or fail to meet any Nasdaq listing requirements, our Class A common stock may be delisted. In addition, our Board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Class A common stock from Nasdaq may materially impair our stockholders’ ability to buy and sell our Class A common stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Class A common stock. In the event our stock is delisted from Nasdaq, whether by choice or otherwise, the delisting of our Class A common stock could significantly impair our ability to raise capital and stockholder value.

A reverse split of our Class A common stock could decrease our total market capitalization and increase, and may continue to increase, the volatility of our stock price.

If we conduct a reverse stock split in order to maintain the listing of the Class A common stock with Nasdaq, there can be no assurance that the total market capitalization of our Class A common stock after the reverse stock split will be equal to or greater than the total market capitalization before the reverse stock split, or that the per share market price of our Class A common stock following the reverse stock split will remain in proportion to the reduction in the number of shares of Class A common stock outstanding before the reverse stock split.

Furthermore, a decline in the market price of our Class A common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our Class A common stock could be adversely affected following such a reverse stock split.

We have not complied with certain covenants, minimum liquidity and borrowing base requirements under the credit agreement and this could cause us to be unable to continue to operate as a going concern.

As of September 30, 2024, we owed $40.1 million to Whitehawk Finance LLC, which is the lender under our term loan credit facility, referred to as the credit agreement. As previously disclosed, we have been unable to comply with certain covenants under our credit agreement. Although, to date, we have been successful in obtaining waivers with respect to these matters and avoid defaults under the agreement, there can be no assurance that the lender will not declare an event of default and accelerate all of our obligations under the credit agreement in the event we are unable to get into full compliance with these covenants in the future.

Most recently, we were not in compliance with the senior leverage ratio financial covenant under our credit agreement at September 30, 2024 and our borrowing base covenant under the credit agreement for the month ended October 31, 2024. Because of the significant decreases in the required senior leverage ratio that have occurred within the past twelve months, our current forecast projects that we may not be able to maintain compliance with this ratio. These conditions raise substantial doubt about our ability to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon our ability to continue to achieve positive cash flow from operations, obtain waivers or other relief under the credit agreement for any future non-compliance with the senior leverage ratio, borrowing base requirements or any other covenants or requirements under the credit agreement, or refinance our credit agreement with a different lender. Furthermore, in the event the lender refuses to grant waivers to avoid a future default, the lender might accelerate our obligations under the credit agreement. In order to satisfy such obligations, we would similarly have to refinance our obligations or seek additional capital which we might not be able to do on acceptable terms or on a timely basis, or at all. In the event we fail in any of the efforts described in the preceding sentences, our business may materially suffer or even cease operations.

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If the holders of our Series B or C Preferred Stock were to redeem their shares, we may not be able to pay the redemption price.

On September 25, 2020, the Company issued 1,586,620 shares of Series B Preferred Stock and 1,320,850 shares of Series C Preferred Stock. To the extent not previously converted into the Company’s Class A common stock, the outstanding shares of Series B Preferred Stock and Series C Preferred Stock are redeemable at the option of the holders at any time or from time to time commencing on January 1, 2024 and January 1, 2026, respectively, upon 30 days prior written notice from the holders, for a redemption price, payable in cash, of $10.00 per share being redeemed plus all accrued and unpaid dividends on such redeemed shares. If all unconverted shares of Series B Preferred Stock were redeemed on September 30, 2024, the total amount payable by the Company would be $15.9 million.

If the holders of Series B Preferred Stock were to give notice of redemption, there is no guarantee that the Company would be able to satisfy the redemption price. Assuming it were unable to, the Company might have to seek additional capital (including through the incurrence of additional indebtedness, issuance of securities or sale of assets outside the ordinary course). There is no guarantee that the Company would be able to obtain such additional capital on acceptable terms, or at all. Moreover, redemption of the Series B Preferred Stock might cause a default under the Credit Agreement, and efforts to satisfy it might be effectively prohibited by covenants under the Credit Agreement.

The Company’s failure to be able to timely satisfy any redemption of the Series B Preferred Stock, and other follow-on consequences of such failure, could materially negative affect the Company, including jeopardizing its ability to continue as a going concern.

As noted above, the Company’s Series C Preferred Stock is subject to redemption by the holder starting January 1, 2026, so it is possible the risk of a non-payable redemption price could increase in the future. If all unconverted shares of Series C Preferred Stock were redeemed on September 30, 2024, the total amount payable by the Company would be $13.2 million.

Our ability to raise additional capital may be limited by various factors, including doubts as to our ability to continue as a going concern, our substantial indebtedness, the terms of our preferred stock and warrants and potentially limited availability of shares of Class A common stock under our charter.

In order to continue to operate our business, we expect to need to raise additional capital, whether to refinance our outstanding indebtedness, satisfy redemption demands by the holders of our Series B or C Preferred Stock or to fund working capital needs.

Our ability to raise additional capital is based upon equity and credit markets and economic forces that are outside of our control. Because of doubts about our ability to continue as a going concern, our substantial indebtedness and our potential redemption obligations to holders of preferred stock, there can be no assurance that we will be successful in refinancing our debt or raising additional capital, whether on acceptable terms, or at all. Furthermore, if we were attempting to refinance our obligations or raise capital in response to an imminent or declared acceleration and default on our indebtedness or to satisfy preferred stock redemption demands, we might have to do so on an expedited basis, which might further jeopardize our ability to successfully refinance or obtain capital.

Certain terms of the warrant we issued to the lender under our credit agreement may discourage potential equity investors. The warrant was originally issued to the lender in partial consideration for entering into the credit agreement on December 31, 2021. The warrant was originally exercisable for 255,411 shares of Class A common stock at $16.00 per share. Pursuant to the terms of the warrant, based on the Class A common stock price on March 31, 2022, the exercise price per share and shares issuable under the warrant adjusted to $9.52 and 429,263, respectively. Furthermore, under the terms of the warrant, certain subsequent equity issuances at a price per share less than then-effective exercise price per share under the warrant triggers additional adjustments of the exercise price and shares subject to exercise. Pursuant to such adjustments features, an equity issuance in 2022 caused the exercise price per share and shares issuable under the warrant to adjust to $8.80 and 464,385, respectively. Future equity issuances at a price per share less than $8.80 that are not exempt from the adjustment feature would trigger further adjustments. These features may discourage future equity investors, thus potentially further hampering our capital raising efforts.

In addition, we have a limited number of authorized but unissued shares of Class A common stock remaining under our articles of incorporation that are not reserved for issuance pursuant to outstanding derivative securities. At September 30, 2024, we had approximately 5.0 million shares of Class A common stock available for future issuance and sale out of a total authorized amount of 18,750,000 shares. If, in order to maintain our Class A common stock's listing with Nasdaq, we conduct a reverse stock split that also splits the authorized but unissued shares, the problems caused by our limited share availability may be exacerbated. Furthermore, we may not be successful in obtaining the approval of the Company’s stockholders to increase that amount. Consequently, the Company may be limited in its ability to raise additional capital through sales of Class A common stock or securities convertible or exercisable into Class A common stock.

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In the event we are unable to raise capital in the future in sufficient amounts, on a timely basis or on acceptable terms, our business may materially suffer or even cease operations.

We have incurred net losses, our revenues have been declining and our future profitability is not certain.

For the fiscal years ended December 31, 2023 and 2022, we incurred net losses attributable to common stockholders of $40.4 million and $5.0 million, respectively. In addition, for the three and nine months ended September 30, 2024, we incurred net losses attributable to common stockholders of $3.4 million and $12.6 million, respectively.

Our total revenues declined 20.3% from $221.8 million for the fiscal year ended December 31, 2022 to $176.7 million for the fiscal year ended December 31, 2023. Furthermore, total revenues declined 26.9% to $36.3 million for the three months ended September 30, 2024 and 18.9% to $111.9 million for the nine months ended September 30, 2024, in each case as compared to the comparable prior year period.

Our operating results for future periods are subject to numerous uncertainties and we cannot be certain that we will be profitable or that we will not experience further substantial losses in the future. If we are not able to increase revenue and reduce our costs or otherwise improve our margins, we may not be able to achieve profitability in future periods and our business, financial condition, results of operations and cash flows may be adversely affected.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any applicable prospectus supplement or free writing prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these terms or other comparable terminology. These statements are only prediction, and are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, the matters set forth under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2023, as well as any subsequently filed Quarterly Report on Form 10-Q and matters discussed under the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

You should not place undue reliance on the forward-looking statements contained in, or incorporated by reference into, this prospectus. We do not assume any obligation to revise or update these forward-looking statements except as may be required by law.

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

This prospectus contains summary descriptions of the common stock, preferred stock, warrants, debt securities and units that we may offer and sell from time to time. When we offer one or more of these securities in the future, a prospectus supplement will explain the particular terms of the securities and the extent to which these general provisions apply. The following description of our capital stock is not complete and may not contain all the information you should consider before investing in our capital stock. This description is summarized from, and qualified in its entirety by reference to, our Eleventh Amended and Restated Articles of Incorporation and certificates of change and designation adopted thereunder, collectively referred to as our Charter, and our Amended and Restated Bylaws, referred to as our Bylaws, each of which has been publicly filed with the SEC. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Authorized Capital Stock

Our authorized capital stock consists of 118,750,000 shares, of which:

•	18,750,000 are designated Class A common stock, par value $0.0001 per share;

•	50,000,000 are designated Class B common stock, par value $0.0001 per share;

•	50,000,000 are designated preferred stock, of which:

o	250,000 shares are designated as Series A preferred stock, par value $0.0001 per share;

o	1,586,620 shares are designated as Series B preferred stock, par value of $0.0001 per share;

o	1,320,850 shares are designated as Series C preferred stock, par value of $0.0001 per share; and

o	The remaining preferred shares, par value of $0.0001 per share, are available to be designated by the Company’s board of directors in the future.

Common Stock

Class A Common Stock

Our Class A common stock is listed on The Nasdaq Capital Market under the ticker symbol “BOXL.” We have 9,853,071 shares of Class A common stock issued and outstanding as of January 23, 2025.

Voting Rights. Each share of our Class A common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. Cumulative voting for the election of directors is not provided for in our Charter, as amended and restated.

Dividend Rights. Subject to the rights of the holders of preferred stock, as discussed below, the holders of outstanding Class A common stock are entitled to receive dividends out of funds legally available at the times and in the amounts that the board of directors may determine.

Liquidation Rights. In the event of our liquidation or dissolution, the holders of our Class A common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock.

Other Matters. The holders of our Class A common stock have no subscription, redemption or conversion privileges. Our Class A common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our Class A common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our Class A common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Class B common stock

Our Charter authorizes Class B common stock, although at present we have no Class B common stock issued and outstanding. Our Class B common stock is only available for issuance upon exercise of stock options to be granted to Boxlight Group employees.

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Voting Rights. The holders of Class B common stock have no voting rights, other than voting only on such matters as required by law.

Conversion Rights. Upon any public or private sale or disposition by any holder of Class B common stock, such shares of Class B common stock shall automatically convert into shares of Class A common stock.

Preferred Stock

Subject to approval by holders of shares of any class or series of preferred stock to the extent such approval is required by its terms, our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences, and rights, and the qualifications, limitations or restrictions thereof including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders.

Warrants

We may issue warrants for the purchase of our common stock or preferred stock, or a combination thereof. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. A series of warrants may be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. In such case, the warrant agent will act solely as our agent in connection with the warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This description is a summary of the certain provisions of the units and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the forms of warrants and warrant agreement (if any) that will be filed with the SEC in connection with an offering of warrants. The particular terms of any units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the warrants described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described above and below.

The prospectus supplement relating to a particular series of warrants to purchase our common stock or preferred stock will describe the terms of the warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common stock or preferred stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of common stock or preferred stock that may be purchased upon exercise of a warrant and the exercise price for the warrants;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	the antidilution provisions of the warrants, if any;

•	the redemption or call provisions, if any, applicable to the warrants;

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•	any provisions with respect to holder’s right to require us to repurchase the warrants upon a change in control or similar event; and

•	any additional terms of the warrants, including procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598.

Listing

The shares of our common stock are listed on The Nasdaq Capital Market under the symbol “BOXL.” On January 23, 2025, our last reported sale price per share for our common stock as reported on The Nasdaq Capital Market was $1.00.

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DESCRIPTION OF DEBT SECURITIES

This description is a summary of the material provisions of the debt securities and the related indenture. We urge you to read the form of indenture filed as an exhibit to the registration statement of which this prospectus is a part because the indenture, and not this description, governs your rights as a holder of debt securities. References in this prospectus to an “indenture” refer to the particular indenture under which we may issue a series of debt securities.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers’ certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth specific terms relating to some or all of the following:

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date the principal will be payable;

•	the interest rate, if any, the date interest will accrue, the interest payment dates and the regular record dates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or the holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of stated maturity, if other than the entire principal amount;

•	any defeasance provisions if different from those described below under “Satisfaction and Discharge; Defeasance”;

•	any conversion or exchange provisions;

•	any obligation to redeem or purchase the debt securities pursuant to a sinking fund;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions, if different from those described below under “Subordination”;

•	any deletions of, or changes or additions to, the events of default or covenants; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates.

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Payment and Paying Agent

The provisions of this paragraph will apply to the debt securities unless otherwise indicated in the prospectus supplement. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The corporate trust office will be designated as our sole paying agent.

We may also name any other paying agents in the prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed at the end of two years after such payment was due will be repaid to us. Thereafter, the holder may look only to us for such payment.

Consolidation, Merger and Sale of Assets

Except as otherwise set forth in the prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person, unless:

•	the successor, if any, is a U.S. corporation, limited liability company, partnership, trust or other entity;

•	the successor assumes our obligations on the debt securities and under the indenture;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions are met.

Events of Default

Unless we inform you otherwise in the prospectus supplement, the indenture will define an event of default with respect to any series of debt securities as one or more of the following events:

(1)	failure to pay principal of or any premium on any debt security of that series when due;

(2)	failure to pay any interest on any debt security of that series for 30 days when due;

(3)	failure to deposit any sinking fund payment when due;

(4)	failure to perform any other covenant in the indenture continued for 90 days after being given the notice required in the indenture;

(5)	our bankruptcy, insolvency or reorganization; and

(6)	any other event of default specified in the prospectus supplement.

An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default, other than an event of default described in clause (5) above, shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be due and payable immediately.

If an event of default described in clause (5) above shall occur, the principal amount of all the debt securities of that series will automatically become immediately due and payable. Any payment by us on subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated Debt Securities.”

After acceleration the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amount, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

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A holder will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 90 days after the original request.

Holders may, however, sue to enforce the payment of principal or interest on any debt security on or after the due date without following the procedures listed in (1) through (3) above.

Modification and Waiver

Except as provided in the next two succeeding paragraphs, the applicable trustee and we may make modifications and amendments to the indentures (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) and may waive any existing default or event of default (including, without limitation, through consents obtained in connection with a tender offer or exchange offer for, outstanding securities) with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

However, neither we nor the trustee may make any amendment or waiver without the consent of the holder of each outstanding security of that series affected by the amendment or waiver if such amendment or waiver would, among other things:

•	change the amount of securities whose holders must consent to an amendment, supplement or waiver;

•	change the stated maturity of any debt security;

•	reduce the principal on any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund;

•	reduce the principal of an original issue discount security on acceleration of maturity;

•	reduce the rate of interest or extend the time for payment of interest on any debt security;

•	make a principal or interest payment on any debt security in any currency other than that stated in the debt security;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	waive any default or event of default in payment of the principal of, premium or interest on any debt security (except certain rescissions of acceleration); or

•	waive a redemption payment or modify any of the redemption provisions of any debt security;

Notwithstanding the preceding, without the consent of any holder of outstanding securities, we and the trustee may amend or supplement the indentures:

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to provide for the assumption of our obligations to holders of any debt security in the case of a merger, consolidation, transfer or sale of all or substantially all of our assets;

•	to make any change that does not adversely affect the legal rights under the indenture of any such holder;

•	to comply with requirements of the Commission in order to effect or maintain the qualification of an indenture under the Trust Indenture Act of 1939, or the Trust Indenture Act; or

•	to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee.

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The consent of holders is not necessary under the indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect:

•	to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding; and/or

•	to be released from our obligations under the following covenants and from the consequences of an event of default resulting from a breach of certain covenants, including covenants as to payment of taxes and maintenance of corporate existence.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal and interest on the debt securities. This amount may be made in cash and/or U.S. government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

If any of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Regarding the Trustee

The indenture limits the right of the trustee, should it become a creditor of us, to obtain payment of claims or secure its claims.

The trustee is permitted to engage in certain other transactions. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which they are trustee, the trustee must eliminate the conflict or resign.

Subordination

Payment on subordinated debt securities will, to the extent provided in the indenture, be subordinated in right of payment to the prior payment in full of all of our senior indebtedness (except that holders of the notes may receive and retain (i) permitted junior securities and (ii) payments made from the trust described under “—Satisfaction and Discharge; Defeasance” above). Any subordinated debt securities also are effectively subordinated to all debt and other liabilities, including lease obligations, if any.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and interest on subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of senior indebtedness. In the event of any acceleration of subordinated debt securities because of an event of default, the holders of any senior indebtedness would be entitled to payment in full in cash or other payment satisfactory to such holders of all senior indebtedness obligations before the holders of subordinated debt securities are entitled to receive any payment or distribution, except for certain payments made by the trust described under “—Satisfaction and Discharge; Defeasance” above. The indenture requires us or the trustee to promptly notify holders of designated senior indebtedness if payment of subordinated debt securities is accelerated because of an event of default.

We may not make any payment on subordinated debt securities, including upon redemption at the option of the holder of any subordinated debt securities or at our option, if:

•	a default in the payment of the principal, premium, if any, interest, rent or other obligations in respect of designated senior indebtedness occurs and is continuing beyond any applicable period of grace (called a “payment default”); or

•	a default other than a payment default on any designated senior indebtedness occurs and is continuing that permits holders of designated senior indebtedness to accelerate its maturity, and the trustee receives notice of such default (called a “payment blockage notice”) from us or any other person permitted to give such notice under the indenture (called a “non-payment default”).

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If the trustee or any holder of the notes receives any payment or distribution of our assets in contravention of the subordination provisions on subordinated debt securities before all senior indebtedness is paid in full in cash, property or securities, including by way of set-off, or other payment satisfactory to holders of senior indebtedness, then such payment or distribution will be held in trust for the benefit of holders of senior indebtedness or their representatives to the extent necessary to make payment in full in cash or payment satisfactory to the holders of senior indebtedness of all unpaid senior indebtedness.

In the event of our bankruptcy, dissolution or reorganization, holders of senior indebtedness may receive more, ratably, and holders of subordinated debt securities may receive less, ratably, than our other creditors (including our trade creditors). This subordination will not prevent the occurrence of any event of default under the indenture.

We are not prohibited from incurring debt, including senior indebtedness, under the indenture. We may from time to time incur additional debt, including senior indebtedness.

We are obligated to pay reasonable compensation to the trustee and to indemnify the trustee against certain losses, liabilities or expenses incurred by the trustee in connection with its duties under the indenture. The trustee’s claims for these payments will generally be senior to those of noteholders in respect of all funds collected or held by the trustee.

Certain Definitions

“indebtedness” means:

(1)	all indebtedness, obligations and other liabilities for borrowed money, including overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, or evidenced by bonds, debentures, notes or similar instruments, other than any account payable or other accrued current liability or obligation incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2)	all reimbursement obligations and other liabilities with respect to letters of credit, bank guarantees or bankers’ acceptances;

(3)	all obligations and liabilities in respect of leases required in conformity with generally accepted accounting principles to be accounted for as capitalized lease obligations on our balance sheet;

(4)	all obligations and other liabilities under any lease or related document in connection with the lease of real property which provides that we are contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the lessor and our obligations under the lease or related document to purchase or to cause a third party to purchase the leased property;

(5)	all obligations with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or other similar instrument or agreement;

(6)	all direct or indirect guaranties or similar agreements in respect of, and our obligations or liabilities to purchase, acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of others of the type described in (1) through (5) above;

(7)	any indebtedness or other obligations described in (1) through (6) above secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by us; and

(8)	any and all refinancings, replacements, deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (7) above.

“permitted junior securities” means (i) equity interests in the Company; or (ii) debt securities of the Company that are subordinated to all senior indebtedness and any debt securities issued in exchange for senior indebtedness to substantially the same extent as, or to a greater extent than the notes are subordinated to senior indebtedness under the indenture.

“senior indebtedness” means the principal, premium, if any, interest, including any interest accruing after bankruptcy, and rent or termination payment on or other amounts due on our current or future indebtedness, whether created, incurred, assumed, guaranteed or in effect guaranteed by us, including any deferrals, renewals, extensions, refundings, amendments, modifications or supplements to the above. However, senior indebtedness does not include:

•	indebtedness that expressly provides that it shall not be senior in right of payment to subordinated debt securities or expressly provides that it is on the same basis or junior to subordinated debt securities;

•	our indebtedness to any of our majority-owned subsidiaries; and

•	subordinated debt securities.

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DESCRIPTION OF UNITS

This description is a summary of the certain provisions of the units, and does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the unit agreement that will be filed with the SEC in connection with an offering of the units. The particular terms of any units offered by us will be described in the applicable prospectus supplement. To the extent the terms of the units described in the prospectus supplement differ from the terms set forth in this summary, the terms described in the prospectus supplement will supersede the terms described below.

We may issue units consisting of one or more of the other securities described in this prospectus or the applicable prospectus supplement in any combination in such amounts and in such numerous distinct series as we determine.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

The terms of units described in the applicable prospectus supplement may include the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the

•	securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

Exchange and Transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any potential redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We may initially appoint the trustee as the security registrar. Any transfer agent, in addition to the security registrar, initially designated by us will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Governing Documents that May Have an Antitakeover Effect

Certain provisions of our Charter and our Bylaws, which are discussed below, could discourage or make it more difficult to accomplish a proxy contest, change in our management or the acquisition of control by a holder of a substantial amount of our voting stock.

Our Charter provides that, subject to approval by holders of shares of any class or series of preferred stock to the extent such approval is required by its terms, our board of directors has the authority to issue preferred stock in one or more classes or series and fix such designations, powers, preferences and rights and the qualifications thereof without further vote by our stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our Class A common stock.

Our Charter limits the ability to call special meetings of the stockholders to the president or the chairman of the board of directors, and shall be called by the secretary at the direction of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of our common stock issued and outstanding and entitled to vote.

Our Bylaws provide that the removal of a director from the board, with or without cause, must be by affirmative vote of not less than 2/3 of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors (voting as a single class), excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred, is required to remove a director from the Board with or without cause.

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PLAN OF DISTRIBUTION

We may sell the securities included in this prospectus (i) through agents, (ii) through underwriters, (iii) through dealers, (iv) directly to a limited number of purchasers or to a single purchaser, or (v) through a combination of such methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions, including block transactions and transactions on the Nasdaq Capital Market or any other organized market where the securities may be traded:

•	at a fixed price or at final prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

Offers to purchase securities may be solicited directly by us, or by agents designated by us, from time to time. Any such agent, which may be deemed to be an underwriter as the term is defined in the Securities Act, as amended, involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable to us to such agent will be set forth in the applicable prospectus supplement.

DIVIDEND POLICY

The decision to pay cash dividends on our Class A common stock rests with our Board and will depend on our earnings, unencumbered cash, capital requirements and financial condition. We do not have a history of paying dividends, and we do not anticipate declaring any dividends in the foreseeable future, as we intend to use any excess cash to fund our operations.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Kilpatrick Townsend & Stockton LLP, Atlanta, Georgia. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedule of Boxlight Corporation as of December 31, 2023 and 2022 and for each of the years in the two-year period ended December 31, 2023, have been audited by Forvis Mazars, LLP, independent registered public accounting firm, as set forth in their report thereon, included in Boxlight Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and incorporated herein by reference. Such consolidated financial statements and the related consolidated financial statement schedule have been included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The report of Forvis Mazars, LLP contains an explanatory paragraph regarding substantial doubt about the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION

We file quarterly and current reports, proxy statements, and other information with the SEC. The SEC maintains a website that contains these reports, proxy and information statements, and other information we file electronically with the SEC. Our filings are available free of charge at the SEC’s website at www.sec.gov.

You can obtain copies of any of the documents incorporated by reference in this prospectus from us, or as described above, through the SEC’s website. Documents incorporated by reference are available from us, without charge, excluding all exhibits unless specifically incorporated by reference in the documents. You may obtain documents incorporated by reference in this prospectus by writing to us at the following address Boxlight Corporation, 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097, by emailing us at investor.relations@boxlight.com, or by calling us at 360-464-4478. We also maintain a website, https://boxlight.com/investor-relations/overview, through which you can obtain copies of the documents that we have filed with the SEC. We use our website as a channel of distribution for material company information. Important information, including financial information, analyst presentations, financial news releases, and other material information about us is routinely posted on and accessible at https://boxlight.com. The information set forth on, or accessible from, our website is not part of this prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 14, 2024;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 8, 2024, August 13, 2024 and November 14, 2024, respectively;

•	Our Current Reports on Form 8-K filed with the SEC on January 5, 2024, February 2, 2024, March 4, 2024, April 23, 2024, June 12, 2024, July 9, 2024, July 23, 2024, and August 28, 2024 (other than those portions of the documents deemed to be furnished and not filed);

•	The information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive Proxy Statement on Schedule 14A relating to our annual meeting of stockholders, filed on April 29, 2024 and

•	The description of our common stock contained in our Registration Statement on Form 8-A/A, filed with the SEC on November 17, 2015, as updated by Exhibit 4.9 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 17, 2023, together with any subsequent amendment or report filed with the SEC for the purpose of updating the description.

All future documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than portions of these documents that are deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 and any exhibits related thereto furnished under Item 9.01, unless such Form 8-K expressly provides to the contrary) after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We undertake to provide without charge to any person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon oral or written request of such person, a copy of any or all of the documents that have been incorporated by reference in this prospectus, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this prospectus. You should direct requests for documents to us at the following address: 2750 Premiere Parkway, Suite 900, Duluth, Georgia 30097, Attention: Investor Relations, by emailing us at investor.relations@boxlight.com, or by calling us at 360-464-4478.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses that will be paid by us in connection with the securities being registered. With the exception of the SEC registration fee, all amounts shown are estimates:

SEC Registration Fee	$0
FINRA Filing Fee	$10
Printing Expenses		(1)
Legal Fees and Expenses		(1)
Accounting Fees and Expenses		(1)
Blue Sky Fees and Expenses		(1)
Transfer Agent Fees and Expenses		(1)
Warrant Agent Fees and Expenses		(1)
Trustee Agent Fees and Expenses		(1)
Rating Agency Fees and Expenses		(1)
Miscellaneous Expenses		(1)
Total		$(1)

(1)	Fees and expenses will depend on the number and nature of the securities offered and cannot be estimated at this time. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities offered will be included in any applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

We are a Nevada corporation and, accordingly, we are subject to the corporate laws under the Nevada Revised Statutes. Article 9 of our Charter, Article 8 of our Bylaws and the Nevada Revised Business Statutes, contain indemnification provisions.

Our Charter provide that we will indemnify, in accordance with our Bylaws and to the fullest extent permitted by the Nevada Revised Statutes or any other applicable laws, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, including an action by or in the right of the corporation, by reason of such person acting as a director or officer of the corporation or any of its subsidiaries against any liability or expense actually and reasonably incurred by such person. We will be required to indemnify an officer or director in connection with an action, suit or proceedings initiated by such person only if (i) such action, suit or proceeding was authorized by the Board and (ii) the indemnification does not relate to any liability arising under Section 16(b) of the Exchange Act, as amended, or rules or regulations promulgated thereunder. Such indemnification is not exclusive of any other right to indemnification provided by law or otherwise. Indemnification shall include payment by us of expenses in defending an action or proceeding in advance of final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it’s ultimately determined that such person is not entitled to indemnification.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Please read “Item 17. Undertakings” for more information on the SEC’s position regarding such indemnification provisions.

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Item 16. Exhibits and Financial Statement Schedules.

The exhibits filed with this registration statement or incorporated by reference from other filings are as follows:

Exhibit Number	Description

1.1**	Form of Underwriting Agreement.
3.1	Eleventh Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.5 to the Registration Statement on Form S-1 (File No. 333-204811) filed on December 15, 2016).
3.2	Amended and Restated Bylaws adopted June 24, 2021 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 24, 2021).
3.3	Certificate of Change, filed on June 13, 2023 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on June 13, 2023).
4.1	Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 in the Registration Statement on Form S-1 (Reg. No. 377-00845) filed on June 9, 2015).
4.2	Amended and Restated Certificate of Designations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1/A (Reg. No 333-204811) filed on October 09, 2015).
4.3	Operating Agreement of EOSEDU, LLC, dated September 17, 2018, by and between the Boxlight Corporation and EOSEDU, LLC dated September 17, 2018 (incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the Registration Statement on Form S-1 (Reg. No. 333-226068) filed on September 25, 2018).
4.4	Form of Certificate of Designations for Series B Convertible Preferred Stock (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed September 25, 2020).
4.5	Form of Certificate of Designations for Series C Convertible Preferred Stock (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed September 25, 2020).
4.6	Form of Amended and Restated Certificate of Designations for Series B Convertible Preferred Stock (incorporated by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q for the period ended September 30, 2020).
4.7	Form of Amended and Restated Certificate of Designations for the Series C Convertible Preferred Stock (incorporated by reference to Exhibit 4.4 to the Quarterly Report on Form 10-Q for the period ended September 30, 2020).
4.8	Form of Warrant, dated December 31, 2021, issued to WhiteHawk Finance LLC (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed January 5, 2022).
4.9	Description of Securities. (Incorporated by reference to Exhibit 4.9 to the Annual Report on Form 10-K filed March 16, 2023).
4.10	Form of Pre-Funded Warrant, dated July 22, 2022, issued to an accredited institutional investor (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed July 26, 2022).
4.11	Form of Warrant, dated July 22, 2022, issued to an accredited institutional investor (incorporated by reference to Exhibit 4.2 to the Current Report on Form 8-K filed July 26, 2022).
4.12**	Form of Specimen Certificate Representing Preferred Stock
4.13**	Form of Indenture.
4.14**	Form of Debt Security.
4.15**	Form of Warrant.
4.16**	Form of Prefunded Warrant.
4.17**	Form of Warrant Agreement.
4.18**	Form of Unit Agreement.
5.1*	Opinion of Kilpatrick Townsend & Stockton LLP re: Legality of Shares
23.1*	Consent of Forvis Mazars, LLP

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23.2*	Consent of Kilpatrick Towsend & Stockton, LLP (included in Exhibit 5.1)
24.1*	Powers of Attorney (incorporated by reference to the signature page hereto)
25.1***	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of Debt Trustee as trustee under the indenture filed as Exhibit 4.3 above (to be filed prior to any issuance of Debt Securities).
107*	Filing Fee Table

* Filed herewith.

** To be filed by amendment or incorporated by reference in connection with an offering of the securities.

*** To be filed in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939.

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Item 17. Undertaking

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price, set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of 314 securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933 the registrant has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Duluth, of the State of Georgia, on this 24th day of January, 2025.

BOXLIGHT CORPORATION

By:	/s/ Dale W. Strang
Dale W. Strang
Chief Executive Officer
(Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Dale W. Strang and Gregory S. Wiggins, or either of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective on filing pursuant to Rule 462(b) promulgated under the Securities Act and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of the, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dale W. Strang	Chief Executive Officer	January 24, 2025
Dale W. Strang	(Principal Executive Officer)

/s/ Gregory S. Wiggins	Chief Financial Officer	January 24, 2025
Gregory S. Wiggins	(Principal Financial and Accounting Officer)

/s/ Rudolph F. Crew	Director	January 24, 2025
Rudolph F. Crew

/s/ Roger W. Jackson	Director	January 24, 2025
Roger W. Jackson	(Chairman of the Board)

/s/ Tiffany Kuo	Director	January 24, 2025
Tiffany Kuo

/s/ Charles P. Amos	Director	January 24, 2025
Charles P. Amos

/s/ Michael R. Pope	Director	January 24, 2025
Michael R. Pope	(Former Chairman and Chief Executive Officer)

/s/ Mark Elliott	Director	January 24, 2025
Mark Elliott

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